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                                                                    EXHIBIT 12.1



                           KMC TELECOM HOLDINGS, INC.
        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



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
                                                                                            THREE MONTHS
                                                                                                ENDED
                                          YEARS ENDED DECEMBER 31,                            MARCH 31,
                           -------------------------------------------------------  -----------------------------
                             1994         1995           1996            1997           1997            1998
                           ---------  -------------  -------------  --------------  -------------  --------------
Net loss.................  $  (4,475) $  (1,620,392) $  (4,495,314) $  (32,685,163) $  (1,973,086) $  (12,964,214)
Interest expense.........         --         23,463        586,860       1,507,298        135,491       6,109,170
Amortization of deferred
 financing costs.........         --             --          9,388         561,432         27,542         433,454
Interest portion of
 rental expense..........         --         14,205         56,984         195,000         22,227          49,600
                           ---------  -------------  -------------  --------------  -------------  --------------
    EARNINGS.............  $  (4,475) $  (1,582,724) $  (3,842,082) $  (30,421,433) $  (1,787,826) $   (6,371,990)
                           ---------  -------------  -------------  --------------  -------------  --------------
                           ---------  -------------  -------------  --------------  -------------  --------------

Interest expense.........  $      --  $      23,463  $     586,860  $    1,507,298  $     135,491  $    6,109,170
Amortization of deferred
 financing costs.........         --             --          9,388         561,432         27,542         433,454
Interest portion of
 rental expense..........         --         14,205         56,984         195,000         22,227          49,600
Capitalized interest.....                    36,940        103,000         854,000         27,000         605,000
                           ---------  -------------  -------------  --------------  -------------  --------------
    Fixed Charges........  $      --  $      74,608  $     756,232  $    3,117,730  $     212,260  $    7,197,224
                           ---------  -------------  -------------  --------------  -------------  --------------
                           ---------  -------------  -------------  --------------  -------------  --------------
    Deficiency of
      earnings to cover
      fixed charges......  $  (4,475) $  (1,657,332) $  (4,598,314) $  (33,539,163) $  (2,000,086) $  (13,569,214)
                           ---------  -------------  -------------  --------------  -------------  --------------
                           ---------  -------------  -------------  --------------  -------------  --------------
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